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EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Technology Visions Group, Inc. on Form S-8 of our reports dated April 11, 2001, appearing in the Annual Report on Form 10-KSB of Technology Visions Group, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                              /s/ Grassi & Co., CPAs, P.C.
                                                  GRASSI & CO., CPAs, P.C.



New York, New York
February 21, 2002